EXHIBIT 4.9
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                             AMENDMENT NO. 6 TO THE
                      WEBSTER BANK EMPLOYEE INVESTMENT PLAN

                  The Webster Bank Employee Investment Plan, as amended and restated on October 22, 2001, is hereby amended as follows:

                  (1) Effective as of December 31, 2002, Item 19 of the Adoption Agreement is deleted and the following is substituted in lieu thereof:

         19. VESTING OF PARTICIPANT'S INTEREST (Plan Section 6.4(b)) Vesting for Employer Contributions (except as otherwise elected in j.-q. below for matching contributions). The vesting schedule, based on a Participant's Years of Service (or Periods of Service if the Elapsed Time Method is elected), shall be as follows:

                  a. [ ] 100% upon entering Plan. (Required if eligibility
                         requirement is greater than one (1) Year of Service or Period of Service.)

                  b. [ ] 3 Year Cliff:              c. [ ] 5 Year Cliff:
                           0-2 years        0%               0-4 years        0%
                             3 years      100%                 5 years      100%

                  d. [ ] 6 Year Graded:             e. [ ] 4 Year Graded:
                           0-1 year         0%                 1 year        25%
                             2 years       20%                 2 years       50%
                             3 years       40%                 3 years       75%
                             4 years       60%                 4 years      100%
                             5 years       80%
                             6 years      100%

                  f. [ ] 5 Year Graded:             g. [ ] 7 Year Graded:
                           1 year          20%               0-2 years        0%
                           2 years         40%                 3 years       20%
                           3 years         60%                 4 years       40%
                           4 years         80%                 5 years       60%
                           5 years        100%                 6 years       80%
                                                               7 years      100%

                  h. [X] Other - Must be at least as liberal as either c. or g.
                         above:
                           0-1 year             0%
                             2 years       33-1/3%
                             3 years       66-2/3%
                             4 years          100%

                  Notwithstanding anything else herein to the contrary, with respect to any Participant who has three or more Years of Service on December 30, 2002, the 100% full and immediate vesting schedule set forth in Item 19.a shall apply in lieu of the vesting schedule set forth in Item 19.h.

                  VESTING FOR EMPLOYER MATCHING CONTRIBUTIONS
                  The vesting schedule for Employer matching contributions, based on a Participant's Years of Service (or Periods of Service if the Elapsed Time Method is elected) shall be as follows:
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                  i. [ ] N/A.  There are no matching contributions subject to a vesting schedule OR the schedule in a.-h. above shall also apply to matching contributions.
                  j. [X] 100% upon entering Plan. (Required if eligibility
                         requirement is greater than one (1) Year of Service or Period of Service.)
                  k. [ ] 3 Year Cliff.
                  l. [ ] 5 Year Cliff.
                  m. [ ] 6 Year Graded.
                  n. [ ] 4 Year Graded.
                  o. [ ] 5 Year Graded.
                  p. [ ] 7 Year Graded.
                  q. [ ] Other - Must be at least as liberal as either l. or p.
                         above.
                                  Service          Percentage

                                    ___               ____
                                    ___               ____
                                    ___               ____
                                    ___               ____
                                    ___               ____
                                    ___               ____
                                    ___               ____


                  (2) Effective as of December 31, 2002, Item 23 of the Adoption Agreement is deleted and the following is substituted in lieu thereof:

         23. VESTING FOR DEATH AND TOTAL AND PERMANENT DISABILITY Regardless of the vesting schedule, Participants shall become fully Vested upon (select a. or all that apply of b. and c.)
                  a. [ ] N/A.  Apply vesting schedule, or all contributions to the Plan are fully Vested.
                  b. [X] Death.
                  c. [X] Total and Permanent Disability.

                  (3) Effective as of December 31, 2002, Item 24 of the Adoption Agreement is deleted and the following is substituted in lieu thereof:

         24.      NORMAL RETIREMENT AGE ("NRA") (Plan Section 1.45) means the:
                  a. [X] date of a Participant's 65th birthday (not to exceed
                         65th)
                  b. [ ] later of a Participant's ____ birthday (not to exceed
                         65th) or the ____ (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced.

                  (4) Effective as of December 31, 2001, Item 35 of the Adoption Agreement is deleted and the following is substituted in lieu thereof:

         35. REQUIREMENTS TO SHARE IN ALLOCATIONS OF EMPLOYER DISCRETIONARY PROFIT SHARING CONTRIBUTION, QUALIFIED NON-ELECTIVE CONTRIBUTIONS (other than Qualified Non-Elective Contributions under Plan Sections 12.5(c) and 12.7(g)) AND FORFEITURES

                  a. [ ] N/A. Plan does not permit such contributions.

                  b. [X] Requirements for Participants who are actively employed at the end of the Plan Year.
                         1. [ ] No service requirement.
                         2. [ ] A Participant must complete a Year of Service
                                (or Period of Service if the Elapsed Time Method is elected). (Could cause Plan to violate coverage requirements under Code Section 410(b).)


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                         3. [X] A Participant must complete at least 1,000 (may
                                not be more than 1,000) Hours of Service during the Plan Year. (Could cause Plan to violate coverage requirements under Code Section 410(b).)

                         4. [X] On the last day of the Plan Year, a Participant
                                may not be employed as a senior vice president or above of the Employer or any Affiliated Employer.

                  REQUIREMENTS FOR PARTICIPANTS WHO ARE NOT ACTIVELY EMPLOYED AT THE END OF THE PLAN YEAR (except as otherwise provided in g. through i. below).
                  c. [ ] A Participant must complete more than ___ Hours of
                         Service (not more than 500) (or ___ months of service (not more than three (3)) if the Elapsed Time Method is elected).

                  d. [ ] A Participant must complete a Year of Service (or
                         Period of Service if the Elapsed Time Method is elected). (Could cause Plan to violate coverage requirements under Code Section 410(b).)

                  e. [X] Participants will NOT share in such allocations,
                         regardless of service. (Could cause Plan to violate coverage requirements under Code Section 410(b).)

                  f. [ ] Participants will share in such allocations, regardless of service.

                  PARTICIPANTS WHO ARE NOT ACTIVELY EMPLOYED AT THE END OF THE PLAN YEAR DUE TO THE FOLLOWING AND WHO ARE NOT EMPLOYED AS A SENIOR VICE PRESIDENT OR ABOVE OF THE EMPLOYER OR ANY AFFILIATED EMPLOYER ON THE DATE OF THEIR TERMINATION OF EMPLOYMENT will be eligible to share in the allocations regardless of the above conditions (select all that apply):
                  g. [X] Death.
                  h. [X] Total and Permanent Disability.
                  i. [X] Normal Retirement.

                  AND, if 35.b.2, b.3, d. or e. is selected, shall the 410(b) ratio percentage fail safe provisions apply (Plan Section 12.3(f))?
                  j. [ ] No or N/A.
                  k. [X] Yes. (If selected, the Plan must satisfy the ratio
                         percentage test of Code Section 410(b). In order to receive an allocation pursuant to Section 12.3(f), an "includible" Non-Highly Compensated Employee must not be employed as a senior vice president or above of the Employer or any Affiliated Employer on the last day of the Plan Year (or, if earlier, on the date of his or her termination of employment).)

                  (5) Effective as of December 31, 2002, Item 36 of the Adoption Agreement is deleted and the following is substituted in lieu thereof:

         36.      FORFEITURES (Plan Sections 1.27 and 4.3(e))
                  Except as provided in Plan Section 1.27, a Forfeiture will occur (if no election is made, a. will apply):
                  a. [X] as of the earlier of (1) the last day of the Plan Year in which the Former Participant incurs five (5) consecutive 1-Year Breaks in Service, or (2) the distribution of the entire Vested portion of the Participant's Account.
                  b. [ ] as of the last day of the Plan Year in which the Former
                         Participant incurs five (5) consecutive 1-Year Breaks in Service.

                  Will Forfeitures first be used to pay any administrative expenses?
                  c. [X] Yes.
                  d. [ ] No.

                  AND, EXCEPT as otherwise provided below with respect to Forfeitures attributable to matching contributions, any remaining Forfeitures will be...
                  e. [ ] added to any Employer discretionary contribution.
                  f. [X] used to reduce any Employer contribution.


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                  g. [ ] added to any Employer matching contribution and
                         allocated as an additional matching contribution.
                  h. [ ] allocated to all Participants eligible to share in the allocations in the same proportion that each Participant's Compensation for the Plan Year bears to the Compensation of all Participants for such year.

                         FORFEITURES OF MATCHING CONTRIBUTIONS WILL BE...
                  i. [X] N/A.  Same as above or no matching contributions.
                  j. [ ] used to reduce the Employer's matching contribution.
                  k. [ ] added to any Employer matching contribution and
                         allocated as an additional matching contribution.

                  l. [ ] added to any Employer discretionary profit sharing
                         contribution.
                  m. [ ] allocated to all Participants eligible to share in the matching allocations (regardless of whether a Participant elected any salary reductions) in proportion to each such Participant's Compensation for the year.
                  n. [ ] allocated to all Non-Highly Compensated Employees
                         eligible to share in the matching allocations (regardless of whether a Participant elected any salary reductions) in proportion to each such Participant's Compensation for the year.

                  (6) Effective as of December 31, 2001, Item 37 of the Adoption Agreement is deleted and the following is substituted in lieu thereof:

         37.      ALLOCATIONS OF EARNINGS (Plan Section 4.3(c))
                  Allocations of earnings with respect to amounts which are not subject to Participant directed investments and which are contributed to the Plan after the previous Valuation Date will be determined...

                  a. [ ] N/A. All assets in the Plan are subject to Participant investment direction.
                  b. [ ] by using a weighted average based on the amount of time that has passed between the date a contribution or distribution was made and the date of the prior Valuation Date.
                  c. [ ] by treating one-half of all such contributions as being a part of the Participant's nonsegregated account balance as of the previous Valuation Date.
                  d. [X] by using the method specified in Plan Section 4.3(c)
                         (balance forward method).
                  e. [ ] other: ________________________________________________
                         (must be a definite predetermined formula that is not based on Compensation and that satisfies the nondiscrimination requirements of Regulation Section 1.401(a)(4)-4 and is applied uniformly to all Participants).

                  (7) Effective as of December 31, 2001, Item 51 of the Adoption Agreement is deleted and the following is substituted in lieu thereof:

         51.      DIRECTED INVESTMENT ACCOUNTS (Plan Section 4.10)

                  a. [ ] Participant directed investments are not permitted.
                  b. [X] Participant directed investments are permitted for the following accounts (select all that apply):
                         1. [ ] All accounts.
                         2. [X] Participant's Elective Deferral Account.
                         3. [X] Qualified Matching Contribution Account and/or
                                portion of Participant's Account attributable to Employer matching contributions.
                         4. [X] Participant's Profit Sharing Account; provided,
                                however, that Participant directed investments are permitted during a Plan Year with respect to a Participant's Profit Sharing Account only if the Participant is 100% vested in his or her Profit Sharing Account as of the first day of the Plan Year. If a Participant is not 100% vested in his or her Profit Sharing Account as of the first day of the Plan Year, the Participant's Profit Sharing Account shall be invested during the Plan Year in a fund


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                                consisting primarily of shares of Webster
                                Financial Corporation common stock.
                         5. [X] Qualified Non-Elective Contribution Account.
                         6. [X] Participant's Rollover Account.
                         7. [X] Participant's Transfer Account.
                         8. [ ] Participant's Voluntary Contribution Account.
                         9. [ ] Other: _________________________________________

                  AND, is it intended that the Plan comply with Act Section 404(c) with respect to the accounts subject to Participant investment direction?
                  c. [ ] No.
                  d. [X] Yes.

                         AND, will voting rights on directed investments be passed through to Participants?
                  e. [ ] No. Employer stock is not an alternative OR Plan is not intended to comply with Act Section 404(c).
                  f. [X] Yes, for Employer stock only.
                  g. [ ] Yes, for all investments.

                  (8) All section numbers and cross references thereto are appropriately amended to effectuate the intention of the foregoing amendments.

                  Dated at Waterbury, Connecticut this 16th day of December,
2002.

ATTEST:                              WEBSTER BANK


/s/ Harriet Munrett Wolfe            By /s/ James C. Smith
----------------------------            ----------------------------------------
Its Secretary                           Its Chairman and Chief Executive Officer


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